Exhibit 99.1
FOR IMMEDIATE RELEASE
OCTOBER 4, 2005
SYKES ENTERPRISES, INCORPORATED UPDATES THIRD
QUARTER & YEAR-END 2005 EARNINGS GUIDANCE RANGES
Anticipated Q3 EPS estimate to be between $0.15 and $0.16 versus $0.05 to $0.07 and 2005 EPS estimate to be between $0.44 and $0.48 versus $0.32 to $0.36
TAMPA, FL — October 4, 2005 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”)
(NASDAQ: SYKE), a global leader in providing outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced it is increasing its third quarter 2005 earnings guidance range and its year-end 2005 earnings guidance range. Revenues for the quarter are now anticipated to be in the range of $121 million to $122 million versus the previously announced range of $116 million to $121 million. And, earnings per share are now anticipated to be in the range of $0.15 to $0.16 versus between $0.05 and $0.07. Similarly, revenues for the year are now anticipated to be in the range of $487 million to $492 million versus the previously announced range of $480 million to $490 million. Consequently, earnings per share are now anticipated to be in the range of $0.44 to $0.48 versus between $0.32 and $0.36. Key factors contributing to the increase in guidance are:

SYKES Enterprises, Incorporated
Corporate Headquarters:
400 North Ashley Drive
Tampa, FL USA 33602
1 · 800 · TO · SYKES
http://www.sykes.com

EMEA Operations:
599 Calder Road
Edinburgh EH11 4GA
Scotland
+44 (0) 131 458-6500
•	Better than expected increase in customer care volumes within the Americas region, driven largely by continued favorable dynamics within the telecommunications industry;

•	Additional pick up of customer care volumes from existing telecommunications programs redirected from various other vendors impacted by hurricanes;

•	Better than forecasted customer care volumes spanning a wider range of programs across the EMEA region (the EMEA region still continues to experience sluggish volumes);

•	Continued strides in managing operating expenses across both the Americas & EMEA regions; and

•	Earnings per share benefit of $0.02 from a lower tax provision due principally from the reversal of an EMEA valuation allowance.

The Company will be announcing its third-quarter 2005 results ended September 30, 2005 on
November 7, 2005, after the market close. Following the release, the Company’s management team will be hosting an earnings conference call on November 8, 2005, at 10:00 AM EST. The discussion will be carried live on the Internet and can be accessed via SYKES’ web site at www.sykes.com. Replay of the conference call via the Internet will be available at this location for one week.
About Sykes Enterprises, Incorporated
SYKES is a global leader in providing customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in
Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web and chat.
Utilizing its integrated onshore/offshore global delivery model, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America and
the Asia Pacific Rim) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include multi-lingual sales order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.
Forward-Looking Statements
This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,”
“estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements.
Among the important factors that could cause such actual results to differ materially are (i) the timing of significant orders for SYKES’ products and services, (ii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (iii) changes in applicable accounting principles or interpretations of such principles, (iv) difficulties or delays in implementing SYKES’ bundled service offerings, (v)
failure to achieve sales, marketing and other objectives, (vi) construction delays of new or expansion of existing customer support centers, (vii) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (viii) rapid technological change, (ix) loss or addition of significant clients, (x) risks inherent in conducting business abroad, (xi) currency fluctuations, (xii) fluctuations in business conditions and the economy, (xiii) SYKES’ ability to attract and retain key management personnel, (xiv) SYKES’
ability to continue the growth of its support service revenues through additional technical and customer contact centers, (xv) SYKES’ ability to further penetrate into vertically integrated markets, (xvi) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xvii) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xviii) the ultimate outcome of any lawsuits,
(xix) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (xx) SYKES’ dependence on trends toward outsourcing, (xxi) risk of interruption of technical and customer contact management center operations due to such factors as fire and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxii) the existence of substantial competition, (xxiii)
the early termination of contracts by clients; and (xxiv) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange
Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:
Subhaash Kumar
Sykes Enterprises, Incorporated
(813) 233-7143

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